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                                                                   Exhibit 10.17



                            PATENT LICENSE AGREEMENT

        AGREEMENT dated this 1st day of June 1999, between Microsoft Corporation, a corporation organized and existing under the laws of the State of Washington ("Microsoft"), and Timeline, Inc., a corporation organized and existing under the laws of the State of Washington ("Timeline");

        WHEREAS, Timeline warrants that it is the owner of all right, title and interest in United States Patent 5,802,511 (the "'511 Patent"), and that it has not granted and is under no obligation to grant rights in the `511 Patent to any other entity or person;

        WHEREAS, Microsoft acknowledges that Timeline is the owner of all right, title and interest in the `511 Patent, and further acknowledges that Microsoft has no ownership interest in the `511 Patent;

        WHEREAS, Microsoft desires to obtain a license to the `511 Patent, and Timeline is willing to grant to Microsoft such a license upon the terms and conditions hereinafter set forth;

        NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, Microsoft and Timeline agree as follows:

1.      Definitions

1.1 "Licensed Patent(s)" shall mean (i) United States Patent 5,802,511, for "Data Retrieval Method and Apparatus With Multiple Source Capability," issued on September 1, 1998, (ii) all other patents and patent applications filed as of the Effective Date that are owned, controlled or licensable, in whole or in part, by Timeline relating to the subject matter thereof, and (iii) all parents, divisions, continuations, continuations-in-part, reexaminations, reissues, foreign, European Patent Convention


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and Patent Cooperation Treaty counterparts (if any), and extensions of the patents and applications identified in the foregoing subsections (i) and (ii).

1.2 "Subsidiary" and "Affiliates" shall mean and include any corporation, company, joint venture, partnership, firm or other entity in which Microsoft or its Subsidiaries (as defined herein), now or hereafter, directly or indirectly, owns or controls:

        1.2.1 in the case of corporate entities, fifty percent (50%) or more of the stock or participating shares entitled to vote for the election of directors; and

        1.2.2 in the case of non-corporate entities, fifty percent (50%) or more of the equity interest with power to direct management policies of such non-corporate entities.

1.3 "Affiliate" shall also mean any of MSNBC, Dreamworks Interactive L.L.C., and MSFDC, L.L.C., if and so long as Microsoft or its Subsidiaries retain at least as much ownership and control thereof as Microsoft and its Subsidiaries have as of the Effective Date.

1.4 "Licensed Product(s)" shall mean any current or future product or service developed, manufactured, offered or distributed by or for Microsoft or its current or future Subsidiaries and Affiliates, and used, leased, licensed, marketed, sold or otherwise transferred by or for Microsoft under a trademark owned by Microsoft or its Subsidiaries or Affiliates.

1.5 "Effective Date" shall mean the later of: (a) the date (or the last of the dates, if they are different) on which this Agreement is executed by Microsoft and Timeline, and (b) the date Microsoft pays to Timeline the sum stated in Section 4.1(a), which Effective Date will be entered in the preamble of this Agreement.

1.6 "Microsoft Licensees" shall mean those persons or entities licensed by Microsoft, or its Subsidiaries or Affiliates, including end users, distributors, dealers, customers, Original Equipment Manufacturers (OEMs), private label customers, independent software vendors (ISVs), value-added resellers (VARs), replicators and the like who



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purchase, license, acquire or otherwise obtain Licensed Product(s) from
Microsoft, or its Subsidiaries, Affiliates or other Microsoft Licensees.

1.7. "Infringement" shall include direct infringement, contributory infringement and inducement to infringe.

2.      License

2.1 Timeline hereby grants to Microsoft, and its Subsidiaries and Affiliates and Microsoft Licensees, a non-exclusive, perpetual, irrevocable, fully paid, worldwide right and license, under the Licensed Patents, to make, have made, use, sell, import, lease, license, reproduce, distribute, transfer or commercially exploit the Licensed Products.

2.2 Timeline hereby further grants to Microsoft, and its Subsidiaries and Affiliates, a limited right to grant sublicenses of the license granted to the Licensed Patents under Section 2.1 only to Microsoft's Licensees but only for the manufacture, use, sale, license, importation, lease or other distribution or transfer of Licensed Products and for the formation, use, sale, license, importation, lease or other distribution or transfer of any combination which includes a Licensed Product, provided, however, that such sublicensing rights shall not cover or extend to any third party product in such combination if that third party product itself directly infringes or contributorily infringes a Licensed Patent. No license is granted herein to expressly or impliedly sublicense any person or entity to add any software code or software product to or in combination with any Licensed Product in a way that constitutes Infringement of a Licensed Patent.

3.      Release and Covenant

3.1 Timeline hereby irrevocably releases, acquits and forever discharges Microsoft, its Subsidiaries and Affiliates, and Microsoft Licensees, from any and all claims of infringement of the Licensed Patents, with respect to the manufacture, use, offer to sell, sale, importation, lease, licensing, reproduction, distribution, transfer, or commercial



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exploitation of the Licensed Products occurring before the Effective Date of this Agreement.

3.2 Timeline hereby irrevocably and without fee covenants not to sue and releases, acquits and forever discharges Microsoft, its Subsidiaries and Affiliates from any and all claims of Infringement of the Licensed Patents with respect to the manufacture, use, offer to sell, sale, importation, lease, licensing, reproduction, distribution, transfer, or commercial exploitation of the Licensed Products occurring before, on or after the Effective Date of this Agreement. Timeline also hereby irrevocably covenants not to sue Microsoft Licensees for infringement of the Licensed Patents who use the Licensed Products as designed.

3.3 No release, acquit, covenant not to sue or discharge is granted herein to any Microsoft Licensee to add any software code or software product to or in combination with a Licensed Product in a way that constitutes Infringement of a Licensed Patent.

4.      Payment

4.1     In consideration of the license granted under Section 2, Microsoft:

        (a) shall pay Timeline, within 48 hours of the execution of this Agreement, a fully paid-up, non-refundable license fee of Five Million Dollars (US $5,000,000);

        (b) shall enter into a Seventh Amendment with Timeline to that certain Microsoft Corporation Software Development and License Agreement between Microsoft Corporation and Timeline, Inc. dated June 20, 1995, concurrently with the Effective Date hereof; and

        (c) shall afford to Timeline "Partner" status in the Microsoft Solution Providers program (or its successors or equivalents) for a period of 60 calendar months starting June 1, 1999. As such, Timeline shall be entitled during such period to all the rights and privileges associated with such status, most particularly



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        development software and support and marketing support as is then normal and customary for firms of such status under Microsoft's then-standard program (or its successors or equivalents).

4.2 The payment and other consideration set forth in Section 4.1 constitute the total consideration due to Timeline under this Agreement. Microsoft affirms that it will receive the benefits for which it has or will provide such consideration, regardless of whether the Licensed Patents, or any of them, are terminated or invalidated prior to their scheduled expiration.

5.      Term

        The term of the licenses and covenants granted herein shall be from the Effective Date of this Agreement until the expiration of the last to expire rights of the Licensed Patents.

6.      Confidentiality

        This Agreement, its terms and conditions, as well as the course and content of negotiations leading thereto, shall remain confidential and shall not be disclosed to other parties, except as may be required to carry out the terms of this Agreement, to enforce its provisions, to comply with court process or requirements of law, or as expressly permitted in this paragraph. Timeline may disclose to third parties the fact that Microsoft has taken a license under the Licensed Patents and been extended a covenant not to sue, and the nature and scope of that license and covenant. Timeline may also disclose the amount of payment by Microsoft to Timeline under this Agreement to the appropriate regulatory, legal or governmental agency or entity, but solely to the extent required under the securities laws or other law or regulation or in a legal proceeding pursuant to a court approved protective order with appropriate safeguards of confidentiality. Microsoft and its respective Subsidiaries and Affiliates shall have the right (a) to refer to the existence of this Agreement, and (b) to disclose the substance thereof in response to any inquiry,



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whether direct or indirect, immediate or remote, by any actual or potential
Microsoft Licensee.

7.      Representations and Warranties

7.1 Timeline represents and warrants that it has the full right and power to enter into this Agreement, and to grant all rights, licenses, releases, and covenants as set forth herein. Timeline further represents and warrants that it is the owner of all right, title and interest in the Licensed Patents, and that it has not granted and is under no obligation to grant rights in the Licensed Patents to any other entity or person.

7.2 Timeline further warrants and represents (a) that there are no outstanding liens, conveyances, mortgages, assignments, encumbrances or other agreements inconsistent with the provisions of the foregoing license and release or with any other provision of this Agreement, or which would prevent or impair the full and complete exercise of all substantive rights, license, releases and covenants granted by Timeline to Microsoft, its Subsidiaries and Affiliates, and Microsoft Licensees, pursuant to the terms and conditions of this Agreement; (b) that this Agreement does not violate or otherwise breach any license or other agreement arising from or relating to the Licensed Patents that pre-dates the Effective Date of this Agreement; (c) that no such prior license or other agreement violates or otherwise breaches any of the rights, license, releases and covenants granted in this Agreement, and (d) that Timeline will not enter into any license or other agreement that violates or otherwise breaches any of the rights, license, releases and covenants granted in this Agreement during the full term of the Agreement.

7.3 Timeline further warrants and represents that if any claim is made by any person or entity that this Agreement violates or otherwise breaches any license or other agreement to which Timeline or any assignee, licensee, agent or affiliate of Timeline is a party, then Timeline will indemnify Microsoft, and its Subsidiaries and Affiliates, and Microsoft Licensees, and hold them harmless from any such claim, including payment of



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Microsoft's and its Subsidiaries', Affiliates', and Microsoft Licensees'
attorneys fees in responding to such claims.

7.4 Timeline warrants and represents that as of the Effective Date of this Agreement, it does not, to the best of its knowledge, own, control, or have the right to license or assign any rights in any patent application or patent (other than the Licensed Patents) or inventions conceived but not yet filed as a patent application which could be asserted against Microsoft, or any of its respective Subsidiaries or Affiliates, with respect to any products or services provided by, for, or to Microsoft, or its respective Subsidiaries or Affiliates.

8.      Notices and Other Communications

8.1 Any notice or other communication required or permitted to be made or given to either party hereto pursuant to this Agreement shall be deemed to have been given upon posting if sent to such party by registered or certified mail, postage prepaid, addressed to it at its address set forth below, or to such other address as it shall designate by written notice given to the other party in conformity with this Section 8:

        In the case of Microsoft,

               Associate General
               Counsel, Intellectual Property
               Microsoft Corporation
               One Microsoft Way
               Redmond,WA 98052

        In the case of Timeline,

               Charlie Osenbaugh, CEO
               Timeline, Inc.
               3055 112th Avenue NE
               Bellevue, WA 98004

9.      Assignments

9.1 Timeline shall not assign any rights in the Licensed Patents, unless such assignment is specifically made subject to the terms and conditions of this Agreement.



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Any attempted assignment in derogation of this Agreement or this Section shall be null and void.

9.2 This Agreement shall extend to and be binding upon the parties' successors, estates, assigns and transferees.

10.     Applicable Law

        This Agreement shall be construed, and the legal relations between the parties hereto shall be determined, in accordance with the domestic law of the State of Washington. The parties each consent to exclusive jurisdiction and venue in the federal courts sitting in King County, Washington, unless no federal subject matter jurisdiction exists, in which case each party consents to exclusive jurisdiction and venue in the Superior Court of King County, Washington. The parties each waive all defenses of lack of personal jurisdiction and forum nonconveniens.

11.     Disclaimer of Agency

        This Agreement shall not establish that Timeline or Microsoft is the legal representative or agent of any other party to this Agreement. Neither Timeline nor Microsoft shall have the right or authority to assume, create, or incur any liability or any obligations of any kind, express or implied, against or in the name of or on behalf of any other party hereto except as specifically provided in this Agreement.

12.     Miscellaneous

12.1 This Agreement will not be binding upon the parties until it has been signed, below, by or on behalf of each party. No amendment or modification hereof shall be valid or binding upon the parties unless made in writing and signed as aforesaid. This Agreement sets forth the entire agreement and understanding between the parties with respect to the subject matter hereof and merges all prior discussions between them, and none of the parties shall be bound by any conditions, definitions, warranties, understandings, or representations with respect to the Licensed Patents or any other



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subject matter hereof other than as expressly provided herein or as duly set forth on, or subsequent to, the date hereof in writing and signed by the party bound thereby or its duly authorized representative. Both Microsoft and Timeline have prepared this Agreement, and no ambiguity shall be resolved against any of them by virtue of its role in drafting this Agreement.

12.2 If any provision or provisions of this Agreement shall be held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

12.3 The headings of the several Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.












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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed on their behalf as of the date first above written.


MICROSOFT CORPORATION

  /s/ Paul Maritz
------------------------------------

By:   Paul Maritz
    --------------------------------

Title:   Vice President
       -----------------------------

Date:  June 2, 1999


TIMELINE, INC.

  /s/ Charles R. Osenbaugh
------------------------------------

By:  Charles R. Osenbaugh
    --------------------------------

Title:  President
       -----------------------------

Date:  June 3, 1999










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